SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) - October 28, 1996



                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)



   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)


     2200 Colorado State Bank Building, 1600 Broadway, Denver, CO  80202
               (Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code: (303) 812-1400

Item 5.  Other Events

       For information concerning this item, please refer to
Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

       (c)  Exhibits

           (99.1)    Forest Oil Corporation press release
       announcing that Joint Energy Development Investments Limited Partnership (JEDI), a Delaware limited partnership whose general partner is an affiliate of ENRON, has signed a letter of intent with Forest to exchange two million shares of Forest's common stock for a total consideration of $29.5 million.

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)



Dated:  October 30, 1996           By:  /s/ Daniel L. McNamara
                                      Daniel L. McNamara
                                      Secretary